UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           December 30, 2021

GIVEMEPOWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	File Number: 333-67318	87-0291528
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501

(Address of principal executive offices) (Zip Code)

(310) 895-1839

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001	GMPW	OTCMKTS

ITEM 8.01 OTHER EVENTS

On December 30, 2021, Givemepower Corporation, a Nevada corporation (the “Company”), entered into an Sale Agreement (the “Sale Agreement”), by and among the Company, Video River Networks, Inc., a Nevada corporation (“Purchaser”), pursuant to which, subject to the terms and conditions of the Sale Agreement, Alpharidge Capital, LLC, a wholly owned subsidiary of Givemepower Corporation will merge with and into Video River Networks, Inc. (the “Merger”), with Alpharidge Capital, LLC. surviving such Merger as a wholly owned subsidiary of Video River Networks, Inc.

The resulting effect of this transaction is that all assets and liabilities associated with Alpharidge Capital, LLC. will henceforth report under Video River Networks, Inc. All assets and liabilities related to Alpharidge Capital, LLC. that used to be consolidated into Givemepower Corporation financial statements will henceforth be reported into Video River Networks, Inc.’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GiveMePower Corporation

Dated:	January 21, 2022	By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, MBA, CFM, MRSM, ESQ.
President and CEO (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary)